UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 29, 2020

Date of report (date of earliest event reported)

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9350 Excelsior Blvd., Suite 700 Hopkins, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DGII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on January 29, 2020. Of the 28,664,744 shares of our common stock eligible to vote at the meeting, 25,002,105 shares were present at the meeting by proxy or in person. The stockholders voted on the following matters:

1.	Satbir Khanuja, Ph.D. and Ronald E. Konezny were elected as directors for a three-year term. Voting for each of their elections was:

Name	Votes for:	Votes “Withheld”	Abstain	Broker Non-Votes
Satbir Khanuja, Ph.D.	22,491,868	282,297	9,525	2,218,415
Ronald E. Konezny	22,715,140	59,045	9,505	2,218,415

2.	A non-binding advisory vote regarding the executive compensation disclosed in our proxy statement for the annual meeting received 22,478,597 “for” votes, 284,218 “against” votes. 20,875 shares abstained from voting and there were 2,218,415 broker non-votes on this matter.

3.	The stockholders ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020 with 24,977,135 shares voting in favor of the ratification and 12,243 shares voting against the ratification. 12,727 shares abstained from voting on this matter.

4.	The stockholders approved the Digi International Inc. 2020 Omnibus Incentive Plan. The approval of the plan received 20,003,933 “for” votes and 2,756,078 “against” votes. 23,679 shares abstained from voting and there were 2,218,415 broker non-votes on this matter.

5.	The stockholders approved the Digi International Inc. Employee Stock Purchase Plan as Amended and Restated as of December 10, 2019. The approval of the plan received 22,676,953 “for” votes and 96,358 “against” votes. 10,379 shares abstained from voting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 5, 2020

DIGI INTERNATIONAL INC.

By:	/s/ David H. Sampsell
David H. Sampsell
Vice President of Corporate Development, General Counsel & Corporate Secretary